    As filed with the Securities and Exchange Commission on April 23, 1998.
                                                     Registration No.__________

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                             -----------------------

                     ADAIR INTERNATIONAL OIL AND GAS, INC.
               (Exact name of issuer as specified in its charter)



        Texas                                   74-2142545
(State of incorporation                       (I.R.S. Employer
    or organization)                          Identification No.)


               3000 Richmond, Suite 100, Houston, Texas 77098
                  (Address of principal executive offices)


                                CONSULTING PLAN
                            (Full title of the plan)

                          -----------------------
                                 John W. Adair
                             Chairman of the Board
                     ADAIR INTERNATIONAL OIL AND GAS, INC.
                           3000 Richmond, Suite 100,
                              Houston, Texas 77098
                                 (713) 621-8241

 (Name, address and telephone number, including area code, of agent for service)

                          -----------------------
                                    Copy to:
                               Robert D. Axelrod
                           Axelrod, Smith & Kirshbaum
                         5300 Memorial Drive, Suite 700
                            Houston, Texas 77007

                          -----------------------

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR
INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX:   [x]

                                             CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
                                                     Proposed                   Proposed
 Title of                                            maximum                    maximum
securities                  Amount                   offering                  aggregate                Amount of
  to be                     to be                     price                     offering              registration
registered                registered               per share(*)                 price(*)                   fee
----------                ----------               ------------              --------------           -------------

Common stock,             1,000,000 shares           $0.30                   $300,000.00                $88.50
   no par value



-------------------------------------------------------------------------------------------------------------------

* Estimated pursuant to Rule 457 of the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by Adair International Oil and Gas, Inc. (the "Company"), are incorporated herein by reference and made a part hereof:
(a) the Company's Annual Report on Form 10-KSB for the fiscal year ended May 31, 1997; and, (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since May 31, 1997.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.

         The securities offered hereby are registered pursuant to Section 12 of the Exchange Act.

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.        INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         It is the position of the Securities and Exchange Commission (the "Commission") that indemnification against liabilities for violations under the federal securities laws, rules and regulations is against public policy. See subparagraph (C) of Item 9 below.

         The Articles of Incorporation of the Company ("Articles") provide for indemnification of Directors and Officers in accordance with the Texas Business Corporation Act.

         Article XI of the Articles of Incorporation of the Company provides as follows:

                 Each Director and each officer or former Director or former officer of this corporation or each person who may have served at its request as a Director or officer of another corporation in which it owned shares of capital stock or of which it is a creditor, shall be indemnified by the corporation against liabilities imposed upon him and expenses reasonably incurred by him in connection with any claim made against him, or any action, suit or proceeding to which he may be a party by reason of his being or having been such

         Director or officer, and against such sums as independent counsel selected by the Board of Directors shall deem reasonable payment made in settlement of any such claims, action, suit or proceeding primarily with a view of avoiding expenses of litigation; provided, however, that no Director or officer [shall be indemnified who] shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in performance of duty, or with respect to any matters which shall be settled by the payment of sums which counsel selected by the Board of Directors shall not deem reasonably payment made primarily with a view of avoiding expenses of litigation, or with respect to matters for which such indemnification would be against public policy. Such right of indemnification shall be in addition to any other rights to which Directors and officers may be entitled.

         Article 3.16 of the By Laws of the Company provides as follows:

                 The Board of Directors shall authorize the corporation to pay or reimburse any present or former Director or officer of the corporation any costs or expenses actually and necessarily incurred by him in any action, suit or proceeding to which he is made a party by reason of his holding such position; provided, however, that he shall not receive such indemnification if he be finally adjudicated therein to be liable for negligence or misconduct in office. The indemnification herein provided shall also extend to good faith expenditures incurred in anticipation of, or preparation for, threatened or proposed litigation. The Board of Directors may, in proper cases, extend the indemnification to cover the good faith settlement of any such action, suit, or proceeding, whether formally instituted or not.

         The foregoing discussion of the Company's Articles and of the Texas Business Corporation Act is not intended to be exhaustive and is qualified in its entirety by such Articles and statutes, respectively.

ITEM 7.

         Not Applicable.

ITEM 8.  EXHIBITS.

         The following is a list of exhibits filed as part of the Registration
Statement:

         Exhibit Number               Description of Exhibit

               5                      Opinion of Axelrod, Smith & Kirshbaum

               23(i) Consent of Braden, Bennink, Goldstein, Gazaway & Company, P.L.L.C.

               23(ii)                 Consent of Axelrod, Smith & Kirshbaum.
                                      See Exhibit 5.

               ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         A.      (1)      To file during any period in which offers or sales
are being made, a post-effective amendment to this Registration Statement:

                 (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a) (i) and
         (a) (ii) above do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, that the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 23, 1998.



                                 ADAIR INTERNATIONAL OIL AND GAS, INC.



                                 By:   /s/ John W. Adair
                                    ----------------------
                                    John W. Adair,
                                    Chairman of the Board


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:



Signature                                           Title                                     Date
---------                                           -----                                     ----
/s/ John W. Adair                          Chairman of the Board                     April 23, 1998
--------------------                       and Director
    John W. Adair

/s/ Earl Roberts                           Director and President                    April 23, 1998
--------------------
    Earl Roberts

/s/ Jalal Alghani                          Director and Chief                        April 23, 1998
--------------------                       Financial Officer
    Jalal Alghani


                              INDEX TO EXHIBITS



         Exhibit Number               Description of Exhibit
         --------------               ----------------------
               5                      Opinion of Axelrod, Smith & Kirshbaum

               23(i)                  Consent of Braden, Bennink, Goldstein,
                                      Gazaway & Company, P.L.L.C.

               23(ii)                 Consent of Axelrod, Smith & Kirshbaum.
                                      See Exhibit 5.

